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                                                 List of Subsidiaries

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                  Name of Subsidiary                                  Country of Incorporation
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
  642706 B.C. Ltd. (doing business as EYI Management                  British Columbia, Canada
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                Halo Distribution LLC                                      Kentucky, USA
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     Essentially Yours Industries (Canada), Inc.                               Canada
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          Essentially Yours Industries, Inc.                                Nevada, USA
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   Essentially Yours Industries (Hong Kong) Limited                          Hong Kong
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 Essentially Yours Industries (International) Limited                        Hong Kong
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               RGM International, Inc.                                     Kentucky, USA
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             World Wide Buyers' Club Inc.                                   Nevada, USA
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